UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2018

MPM HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-201338	47-1756080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

MOMENTIVE PERFORMANCE MATERIALS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-146093	20-5748297
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Hudson River Road Waterford, NY 12188		(518) 237-3330
(Address of Principal Executive Offices) (Zip Code)		(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 2, 2018, Momentive Performance Materials Inc., a wholly owned subsidiary of MPM Holdings Inc. (the “Company”), Momentive Performance Materials Holdings Inc., the parent of the Company, and certain subsidiaries of the Company entered into an amendment agreement (the “Amendment”) with certain lenders and JPMorgan Chase, N.A., as administrative agent and collateral agent, to the Company’s senior secured asset-based revolving credit facility (“ABL Facility”) to extend the maturity of the ABL Facility and increase the commitments under the ABL Facility by $30 million for a total of $300 million. The maturity of the ABL Facility has been extended from October 2019 to March 2, 2023; provided that (x) if, on July 25, 2021, the date that is 91 days prior to the maturity date (the “First Lien Notes Maturity Test Date”) of the Company’s 3.88% First-Priority Senior Secured Notes due 2021 (the “First Lien Notes”), the aggregate principal amount of the First Lien Notes outstanding exceeds $50 million, the extended maturity date for such commitments will be the First Lien Notes Maturity Test Date and (y) if, on January 23, 2022, the date that is 91 days prior to the maturity date (the “Second Lien Notes Maturity Test Date”) of the Company’s 4.69% Second-Priority Senior Secured Notes due 2022 (the “Second Lien Notes”), the aggregate principal amount of the Second Lien Notes outstanding exceeds $50 million, the extended maturity date for such commitments will be the Second Lien Notes Maturity Test Date. The availability for the borrowers under the ABL Facility will continue to be limited to the borrowing base of the existing borrowers and guarantors under the ABL Facility.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to such agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Amendment Agreement, dated as of March 2, 2018, among MPM Intermediate Holdings, Inc., Momentive Performance Materials Inc., Momentive Performance Materials USA Inc., Momentive Performance Materials GmbH, Momentive Performance Materials Quartz GmbH, Momentive Performance Materials Nova Scotia ULC, each subsidiary loan party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: March 2, 2018

MPM HOLDINGS INC.

By:	/s/ Erick R. Asmussen
Name:	Erick R. Asmussen
Title:	Chief Financial Officer

MOMENTIVE PERFORMANCE MATERIALS INC.

By:	/s/ Erick R. Asmussen
Name:	Erick R. Asmussen
Title:	Chief Financial Officer